Exhibit 99.1
INVESTOR RELATIONS CONTACT:
E. J. Bird
Senior Vice President and Chief Financial Officer
847-286-8700
FOR IMMEDIATE RELEASE:
September 19, 2019

SEARS HOMETOWN AND OUTLET STORES, INC. REPORTS SECOND QUARTER 2019 RESULTS

HOFFMAN ESTATES, Ill. - Sears Hometown and Outlet Stores, Inc. ("SHO," "our," "we," or the "Company") (NASDAQ: SHOS) today reported results for the quarter ended August 3, 2019.

Overview of Unaudited Results

Results for the second quarter of fiscal 2019 compared to the second quarter of fiscal 2018 included:

•	Net loss from continuing operations decreased $0.2 million to $18.0 million from $18.2 million

•	Loss per share from continuing operations was unchanged at $0.80

•	Comparable store sales decreased 21.7%

•	Adjusted EBITDA increased $1.7 million to $(1.9) million from $(3.7) million

Will Powell, Chief Executive Officer and President, said, “Our announcement on June 3, 2019 that we had entered into a definitive merger agreement with Transform Holdco LLC was the first of two major milestones for the Company.

The second major milestone for the Company was the August 27, 2019 announcement that we had entered into a definitive agreement with Liberty Tax, Inc. to sell our Sears Outlet segment and our Buddy’s Home Furnishing Stores as authorized by our merger agreement with Transform. This announcement followed an extensive process to market and seek to sell these businesses to a wide array of potential interested parties. We are currently estimating that, as a result of the sale of the Outlet/Buddy's businesses, the Net Proceeds (as defined in the Transform merger agreement) from the Outlet/Buddy's sale will be approximately $121 million. We are also currently estimating that as a result of the Outlet/Buddy's sale the merger consideration payable by Transform in the merger for the Company's outstanding shares not owned by ESL Investments, Inc. and its affiliates will be approximately $3.25 per share in cash, which would be an increase of approximately $1.00, or approximately 44.4%, from the previously announced base merger consideration of $2.25 per share. The actual increase, if any, in the per share base merger consideration payable in the merger transaction with Transform will depend on the actual amount of Net Proceeds realized by the Company from the Outlet/Buddy's sale, which may be lower than the current estimate."

Merger Agreement with Transform

The Company announced on June 3, 2019 that it, Transform Holdco LLC ("Transform," which is an affiliate of ESL Investments, Inc and its affiliates including Edward S. Lampert (together “ESL”)), and Transform Merger Corporation, a wholly owned subsidiary of Transform (“Merger Subsidiary”), had entered into an Agreement and Plan of Merger dated as of June 1, 2019 (the “Merger Agreement”) pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”) after first giving the Company an opportunity for a specified period of time to sell the Company’s Sears Outlet segment and Buddy’s Home Furnishing Stores (together, the “Outlet Segment” or "Outlet") to a third party. At the completion of the Merger, each share of the Company’s outstanding common stock not owned by ESL will be converted into the right to receive an amount in cash equal to $2.25 per share (the “Base Merger Consideration”), subject to an upward adjustment if a sale of the Outlet Segment (an “Outlet Sale”) has occurred that satisfies criteria specified in the Merger Agreement (the “Sale Criteria”).

The Sale Criteria include that (i) the Outlet Sale will result in Net Proceeds (as defined in the Merger Agreement) to the Company of not less than $97.5 million (the “Outlet Sale Minimum Proceeds”), (ii) an Outlet Sale agreement is entered into with a third party buyer not later than August 24, 2019 (extendable by ten days in specified circumstances) and (iii) the Outlet Sale has been completed by October 23, 2019 (extendable by fifteen days in specified circumstances). The per share upward adjustment to the Base Merger Consideration, if any, will be calculated by dividing (i) the excess, if any, of the Net Proceeds received by the Company as a result of the Outlet Sale over the Outlet Sale Minimum Proceeds by (ii) the aggregate number of shares of Company common stock and unvested Company stock units issued and outstanding as of the closing of the Merger. Under the terms of the Merger Agreement, Transform will have the opportunity to match the economic terms of any proposed Outlet Sale to a third party that is expected to result in Net Proceeds to the Company of less than $120 million.

According to publicly available information, ESL owns more than 54% of the outstanding shares of the Company’s common stock. The Merger Agreement was negotiated on behalf of the Company, and approved by, a special committee (consisting of a director who was independent and disinterested) of the Company’s Board of Directors and approved by the Board of Directors.

Equity and Asset Purchase Agreement with Liberty Tax, Inc.

On August, 27, 2019 the Company entered into an Equity and Asset Purchase Agreement (the “Liberty Purchase Agreement”) with Franchise Group Newco S, LLC (the “Outlet Purchaser”) and, solely for purposes of a performance and payment guarantee on behalf of the Outlet Purchaser, Liberty Tax, Inc. (“Liberty”), to effect the sale of the Company's Sears Outlet segment and Buddy’s Home Furnishing Stores to the Outlet Purchaser (the “Liberty Sale”) for aggregate consideration (the “Liberty Purchase Price”) equal to the sum of $121 million in cash, subject to a customary working capital adjustment, plus an additional amount of up to $11.9 million (the “Cap”) to reimburse the Company for certain costs it incurs in connection with the Liberty Sale (“Liberty Sale Costs”) that, if not reimbursed by the Outlet Purchaser, would otherwise reduce the calculation under the Merger Agreement of Net Proceeds received by the Company as a result of the Liberty Sale. If the Liberty Sale is consummated prior to the closing of the Merger, it is currently estimated to result in Net Proceeds to the Company of approximately $121 million and, pursuant to the Merger Agreement, a corresponding increase in the Base Merger Consideration of approximately $1.00 per share of the Company’s common stock (being the quotient of (i) Net Proceeds of $121 million minus Outlet Sale Minimum Proceeds of $97.5 million, divided by (ii) the sum of 22,702,132 shares of the Company’s common stock and 781,618 stock units expected to be issued and outstanding as of the closing date of the Merger), resulting in Merger Consideration of approximately $3.25 per share of the Company’s common stock, although such amount could be lower under certain circumstances. Under no circumstances can the Liberty Sale result in Net Proceeds of more than $121 million or Merger Consideration of more than $3.25 per share of the Company’s common stock.

If the Liberty Sale is not consummated prior to the closing of the Merger or if the Liberty Sale is consummated prior to the closing of the Merger but the Net Proceeds are less than or equal to $97.5 million, the Base Merger Consideration of $2.25 per share of the Company’s common stock will not be increased.

The Liberty Purchase Agreement includes customary representations, warranties and covenants, including the agreement of the Company to conduct the business of the Outlet Segment in the ordinary course between the execution of the Liberty Purchase Agreement and the closing of the Liberty Sale. The Liberty Purchase Agreement provides that, except in the case of fraud or under certain ancillary agreements entered into in connection with the Liberty Sale, the Company will have no liability after the closing of the Liberty Sale with respect to any of its representations and warranties, or covenants to be performed prior to the closing of the Liberty Sale.

The Merger and Liberty Sale are expected to close concurrently in October 2019. See the Company's Information Statement that accompanies the Company's Schedule 14C filed with the Securities and Exchange Commission on September 13, 2019 (the "Information Statement") for additional, more-detailed information regarding the Merger, the Merger Agreement, the Liberty Sale, and the Liberty Purchase Agreement. The Merger Agreement and the Liberty Purchase Agreement are summarized in, and included as Annexes to, the Information Statement.

Will Powell said, “I would like to take this opportunity to thank all of the associates, dealers and franchisees who have worked so diligently over the nearly seven years that we have been a separate public company. Your entrepreneurial spirit and dedication have been sources of inspiration to me as we have worked together to bring the Company through this difficult time.”

Second Quarter Performance Highlights

Due to the expected disposition of the Company’s Outlet Segment resulting from the Liberty Sale (which is subject to closing conditions included in the Liberty Purchase Agreement), the Outlet Segment is presented as a discontinued operation in the statement of operations below and the associated assets and liabilities are presented as held for sale in the balance sheet below. Accordingly, the results discussed below relate only to the Company’s continuing operations (the "Hometown segment" or "Hometown").

Comparable store sales decreased 21.7% in the second quarter of 2019. Gross margin was $31.7 million, or 18.8% of net sales, in the second quarter of 2019 compared to $56.4 million, or 18.6% of net sales, in the second quarter of 2018. Accelerated store closing costs increased to $8.1 million in the second quarter of 2019 from $6.6 million in the second quarter of 2018. The impact of accelerated store closing costs on the gross margin rate was a decrease of 480 basis points in the second quarter of 2019 and a reduction of 218 basis points in the second quarter of 2018.

Selling and administrative expenses decreased 34.8% to $46.6 million, or 27.7% of net sales, in the second quarter of 2019 from $71.6 million, or 23.6% of net sales, in the comparable quarter last year. The dollar decrease was primarily due to lower expenses from stores closed (net of new store openings), lower commissions paid to dealers and franchisees on lower sales volume, reduced IT transformation investments, and lower payroll and benefits. IT transformation investments were $2.0 million, or 1.2% of sales, in the second quarter of 2019 compared to $4.5 million, or 1.5% of sales, in the second quarter of 2018.

We recorded operating losses of $16.0 million and $17.2 million in the second quarters of 2019 and 2018, respectively. The decrease in operating loss was due to lower selling and administrative expenses partially offset by lower sales volume.

We recorded a net loss from continuing operations of $18.0 million for the second quarter of 2019 compared to a net loss from continuing operations of $18.2 million for the prior-year comparable quarter. The decrease in our net loss was primarily attributable to the factors discussed above as well as lower interest expense.

Adjusted EBITDA increased $1.7 million to $(1.9) million in the second quarter of 2019 from $(3.7) million in the second quarter of 2018.

Financial Position

We had cash and cash equivalents of $10.9 million as of August 3, 2019 and $11.1 million as of August 4, 2018. Unused borrowing capacity as of August 3, 2019 under the Company's Amended and Restated Credit Agreement (the "Senior ABL Facility") was $22.8 million with $73.0 million drawn and $7.2 million of letters of credit outstanding. On February 16, 2018, the Company entered into a $40 million Term Loan Credit Agreement with Gordon Brothers Finance Company (the "Term Loan Agreement"). The Term Loan Agreement is secured by a second lien security interest (subordinate only to the liens securing the Senior ABL Facility) on substantially all the assets of the Company and its subsidiaries (the same assets as the assets specified with respect to the Senior ABL Facility). The proceeds of the $40 million loan under the Term Loan Agreement were used primarily to reduce borrowings under the Senior ABL Facility. For the second quarter of 2019, we funded ongoing operations with cash provided by operating activities. Our primary needs for liquidity are to fund inventory purchases, IT transformation investments, capital expenditures, and other general corporate needs.

On May 3, 2019 the Company entered into (i) a Waiver, Consent and First Amendment to Amended and Restated Credit Agreement (the “ABL Amendment”), among Sears Authorized Hometown Stores, LLC, as the Lead Borrower, Sears Home Appliance Showrooms, LLC and Sears Outlet Stores, L.L.C., as borrowers , the Company, as parent, Bank of America, N.A., as administrative agent and collateral agent, and the ABL lenders party thereto, amending the Senior ABL Facility, and (ii) Waiver, Consent and First Amendment to Term Loan Credit Agreement (the “Term Loan Amendment”), among the Borrowers, the Company, as parent, Gordon Brothers Finance Company, as administrative agent and collateral agent, and the Term lenders party thereto, amending the Term Loan Agreement.

The ABL Amendment and the Term Loan Amendment generally provide for the following, among other things: (1) the definition of “Change of Control” is amended to provide that a Change of Control occurs if the Permitted Holders (as defined in the Senior ABL Facility and the Term Loan Agreement) beneficially own more than 75.0% of the Company’s common stock; (2) under specified conditions cash in excess of $2.0 million must be applied to pay amounts outstanding under the Senior ABL Facility and the Term Loan Agreement under specified circumstances; and (3) the Senior ABL Facility lenders and the Term Loan lenders consent on a limited basis to the Loan Parties (as defined in the Senior ABL Facility and the Term Loan Agreement) negotiating and entering into specified acquisitions with Permitted Holders upon compliance with specified conditions, including a requirement that the acquisition agreement must contain a condition precedent to the closing of the acquisition requiring payment in full in cash of all outstanding loans under the Senior ABL Facility and the Term Loan Agreement. The Company's ability to complete the Outlet Sale is subject to the consent of, or waiver by, the Senior ABL Facility lenders and the Term Loan lenders.

The May 3, 2019 report of the Company's independent registered public accounting firm that accompanied the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the Company's 2018 fiscal year (the "2018 10-K") incorporated the firm's audit opinion, which expressed "Going Concern Uncertainty" (hereinafter the "Going Concern Uncertainty"). The Senior ABL Facility and the Term Loan Agreement provide that the Company's inability to obtain from the Company's independent registered public accounting firm a report and opinion that "shall not be subject to any 'going concern' or like qualification or exception" constitutes an event of default, which would give the Senior ABL Facility and the Term Loan Agreement lenders the right to accelerate the maturity of all outstanding loans, among other actions. The ABL Amendment and the Term Loan Amendment provide that the Senior ABL Facility lenders and the Term Loan Agreement lenders waive through October 31, 2019 any default resulting from the Going Concern Uncertainty.

With respect to the Senior ABL Facility and the Term Loan Agreement, the Merger Agreement requires as a closing condition that all obligations under these agreements shall have been repaid, all commitments of the lenders thereto shall have been terminated and, with respect to the Senior ABL Facility, all related letters of credit shall have been terminated or cash collateralized, except, in each case, as waived by the applicable counterparties to these financing agreements. Transform is, subject to conditions, obligated in accordance with the Merger Agreement to cause the repayment of the outstanding obligations under the aforementioned agreements and the termination or cash collateralization of all outstanding letters of credit under the Senior ABL Facility. In addition, there is a condition to the closing of the Merger that no event of default shall have occurred and be continuing under the Senior ABL Facility or the Term Loan Agreement, subject to exceptions.

Total merchandise inventories were $139.7 million at August 3, 2019 compared to $217.6 million at August 4, 2018. The decrease in merchandise inventory was primarily due to store closures.

Comparable Store Sales

Comparable store sales include merchandise sales for all stores operating for a period of at least 12 full months, including remodeled and expanded stores but excluding store relocations and stores that have undergone format changes.  Comparable store sales include online transactions fulfilled and recorded by SHO and give effect to the change in the unshipped sales reserves recorded at the end of each reporting period.

Adjusted EBITDA

In addition to our net loss from continuing operations determined in accordance with generally accepted accounting principles ("GAAP"), for purposes of evaluating operating performance we also use adjusted earnings before interest, taxes, depreciation and amortization, or “adjusted EBITDA,” which excludes certain significant items as set forth and discussed below. Our management uses adjusted EBITDA, among other factors, for evaluating the operating performance of our business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Adjusted EBITDA should not be considered as a substitute for GAAP measurements.

While adjusted EBITDA is a non-GAAP measurement, we believe it is an important indicator of operating performance for investors because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation and amortization costs; and

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and may have a disproportionate effect in a given period, which affects comparability of results. These items may also include cash charges such as severance and IT transformation investments that make it difficult for investors to assess the Company's core operating performance.

The Company has undertaken an initiative on a limited number of occasions to accelerate the closing of under-performing stores in an effort to improve profitability and make the most productive use of capital. Under-performing stores are typically closed during the normal course of business at the termination of a lease or expiration of a franchise or dealer agreement and, as a result, do not have significant future lease, severance, or other non-recurring store-closing costs. When we close a significant number of stores or close them on an accelerated basis (closing prior to lease termination or expiration), the Company excludes the associated costs of the closings from adjusted EBITDA.

The following table presents a reconciliation of consolidated adjusted EBITDA to consolidated net loss from continuing operations, the most comparable GAAP measure, for each of the periods indicated:

	13 Weeks Ended		26 weeks ended
Thousands	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net loss from continuing operations	$(18,049)	$(18,245)	$(38,877)	$(34,428)
Income tax benefit	(1,124)	(2,442)	(3,878)	(5,079)
Other income	(6)	(106)	(15)	(150)
Interest expense	3,154	3,604	7,124	7,056
Operating loss	(16,025)	(17,189)	(35,646)	(32,601)
Depreciation and amortization	1,108	2,049	2,510	3,545
Provision for (recovery of) franchisee note losses, net of recoveries	244	(54)	204	(111)
IT transformation investments	1,956	4,500	4,378	8,476
Accelerated closure of under-performing stores	8,308	7,031	13,870	7,252
Professional fees related to Merger	2,491	—	2,491	—
Adjusted EBITDA	$(1,918)	$(3,663)	$(12,193)	$(13,439)

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING AND OTHER INFORMATION
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “forward looking statements”). Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to,” and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should,” and “could” are generally forward-looking in nature and not historical facts. The forward-looking statements are subject to significant risks and uncertainties, including without limitation the satisfaction of the Merger closing conditions and the Liberty Sale closing conditions, that may cause our actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, information concerning our future financial performance, business strategies, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of our management.

The Company has entered into the Merger Agreement pursuant to which Merger Subsidiary will merge with and into the Company. In accordance with the Merger Agreement prior to completion of the Merger, the Company has been afforded an opportunity to conduct the Outlet Sale. The Company took advantage of that opportunity and has entered into Liberty Purchase Agreement to effect the Liberty Sale. The Company expects that the completion of the Merger and the Liberty Sale will occur concurrently during October 2019, subject to the satisfaction of closing conditions in the Merger Agreement and in the Liberty Purchase Agreement. If the Merger is completed the Company will become wholly owned by Transform and ESL and the Company will cease to be publicly held. See also the Information Statement for additional information about the Merger, the Merger Agreement, the Liberty Sale, and the Liberty Purchase Agreement.

Subsequent to the Company's 2012 separation from Sears Holdings (the "2012 Separation") and until mid-February 2019 the Company had significant business relationships with the Sears Holdings Companies (which were controlled by ESL) and we relied on them for merchandise and services through various agreements among the Company, Sears Holdings and, in some circumstances, subsidiaries of Sears Holdings (together the “Operative Agreements”). During October 2018 Sears Holdings and many of its subsidiaries (together the “Sears Holdings Companies”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York seeking relief under Chapter 11 of Title 11 of the United States Code. The Company, which is not a subsidiary of Sears Holdings, is not included in the bankruptcy petitions filed by Sears Holdings and its subsidiaries, and neither the Company nor its subsidiaries have filed a bankruptcy petition. As part of the Sears Holdings Companies' bankruptcy proceedings Transform acquired most of the operating assets (including Sears stores) and related assets of the Sears Holdings Companies (together the “Sears Assets”), and the Operative Agreements were assigned by the Sears Holdings Companies to, and the obligations thereunder were assumed by, Transform on or about February 11, 2019.

The following factors, among others, could (A) cause our actual results, performance, and achievements to differ materially from those expressed in the forward-looking statements, and one or more of the differences could have a material adverse effect on our ability to operate our business and (B) have a material adverse effect on our results of operations, financial condition, liquidity, cash flows, and overall ability to operate our businesses (especially the Hometown segment businesses, given their dependence on purchasing Kenmore and Craftsman branded merchandise and obtaining supply-chain services, in accordance with the Operative Agreements):

•
The Merger and the Liberty Sale or either of them may not be consummated within the anticipated time periods including as a result of the failure to satisfy conditions to closing specified in the Merger Agreement and the Liberty Purchase Agreement or either of them;

•
The ability of Transform to complete the Merger and perform all of its other obligations in accordance with the terms and conditions of the Merger Agreement, including its obligation to cause the repayment of the outstanding obligations under the Senior ABL Facility and the Term Loan and the termination or cash collateralization of all outstanding letters of credit under the Senior ABL Facility;

•	The ability of Liberty to complete the Liberty Sale and perform all of its other obligations in accordance with the terms and conditions of the Liberty Purchase Agreement;

•	The ability of Transform to perform all of its obligations in accordance with the terms and conditions of the Operative Agreements;

•
The willingness of the Senior ABL Facility lenders and the Term Loan lenders to consent to the Liberty Sale and to the release of liens on collateral to be transferred to the Purchaser as part of the Liberty Sale;

•
Transform was formed recently, was not an operating retail business prior to its acquisition of the Sears Assets and its assumption of the Operative Agreements, and may continue to rely to some extent on Sears Holdings and its subsidiaries and other third parties to provide to Transform the merchandising and other services that Transform is obligated to provide to the Company in accordance with the Operative Agreements;

•
The ability of Transform to resolve, on operational and financial terms that are satisfactory to Transform, its reported current disputes and future disputes, if any, with the Sears Holdings Companies regarding Transform's acquisition of the Sears Assets and the assumption of related obligations;

•
Transform is a private company and is not obligated to disclose publicly any information regarding its results of operations, financial condition, liquidity, cash flows, or overall ability to operate its businesses and provide merchandising and other services to the Company in accordance with the Operative Agreements and to meet its obligations in accordance with the terms and conditions of the Merger Agreement;

•
With respect to the Sears Holdings Companies' bankruptcy proceedings and Transform’s assumption of the Operative Agreements, (1) the Senior ABL Facility provides for significant lender discretion, such as the ability to reduce loan advance-rates (through the imposition of reserves against the Company’s borrowing base), which could reduce the amounts that the Company could borrow or require the Company to repay amounts already borrowed and (2) the lenders could assert that they have no obligation to extend to the Company additional loans on the basis that the Company has suffered a “Material Adverse Effect” and (3) the Company’s inability to enforce any of the Separation Agreements could be an “Event of Default” under the Senior ABL Facility that would permit the lenders to accelerate and immediately call due all of the Company's outstanding loans;

•
With respect to the Sears Holdings Companies' bankruptcy proceedings and Transform’s assumption of the Operative Agreements, (1) the Term Loan Agreement provides for significant lender discretion, such as the ability to increase reserves with respect to the Term Loan Agreement's borrowing base, which could require the establishment and maintenance of a reserve under, and thereby reduce the amounts that the Company could borrow under, the Senior ABL Facility, and could also require the Company to make a prepayment under the Term Loan Agreement, and (2) the Company’s inability to enforce any of the Separation Agreements could be an “Event of Default” under the Term Loan Agreement that would permit the lender to accelerate and immediately call due the Company's outstanding loan under the Term Loan Agreement;

•
The report of the Company’s independent registered public accounting firm, which includes their opinion on the consolidated financial statements included in the 2018 10-K and in which the firm expresses “Going Concern Uncertainty,” could result in adverse reactions by the Company’s vendors, customers, and associates that would have a material adverse effect on the Company's business;

•
Sears Holdings and several of its subsidiaries, acting at the direction of the Restructuring Sub-Committee of the Restructuring Committee of the Board of Directors of Sears Holdings has commenced an adversary proceeding in the Sears Holdings Companies' bankruptcy proceedings against ESL and other current and former insiders of Sears Holdings alleging fraudulent transfers and breaches of fiduciary duty and seeking against ESL and several of the other defendants to avoid as actual fraudulent transfers the 2012 Separation-associated distribution by Sears Holdings of subscription rights to purchase the Company's common stock; while the Company is not a defendant in the adversary proceeding, developments in the adversary proceeding could involve the Company, its equity interests, or its assets, and could affect the ability of Transform to perform the Operative Agreements and the Merger Agreement, which could have a material adverse effect on our business;

•
The Sears Holdings Unsecured Creditors Committee is investigating transfers to ESL and other current and former insiders of Sears Holdings in connection with “Insider Transactions,” including the 2012 Separation;

•
The possible perceptions of our vendors, suppliers, lenders under the Senior ABL Facility and the Term Loan, and customers that, as a result of the Sears Holdings bankruptcy proceedings and Transform’s assumption of the Operative Agreements, the Company's ability to operate its businesses (especially the Company's Hometown segment businesses) has been materially and adversely affected;

•
Transform, which has assumed the Operative Agreements, could decline to extend or renew, or upon renewal or extension materially modify to our material disadvantage, our rights under the Amended and Restated Merchandising Agreement (one of the Operative Agreements), pursuant to which we have rights to acquire merchandise branded with one of the KENMORE®, CRAFTSMAN®, and DIEHARD® marks (the "KCD Marks") from Transform (we do not have rights to purchase directly from manufacturers merchandise branded with the KCD Marks and, despite our efforts, we have been unable to obtain those rights);

•
The Company's Amended and Restated Merchandising Agreement (one of the Operative Agreements) with Transform (as assignee from Sears Holdings) provides that (1) if a third party that is not an affiliate of Transform acquires the rights to one or more (but less than all) of the KCD Marks Transform may terminate our rights to buy merchandise branded with any of the acquired KCD Marks and (2) if a third party that is not an affiliate of Transform acquires the rights to all of the KCD Marks Transform may terminate the Amended and Restated Merchandising Agreement in its entirety, over which events we have no control;

•	The sale by Transform and its subsidiaries to other retailers that compete with us on major home appliances and other products branded with one of the KCD Marks;

•	Our ability to offer merchandise and services that our customers want, including those branded with the KCD Marks;

•
Transform may explore alternatives for its Kenmore, Craftsman, and Diehard businesses and further expand the presence of these brands including by evaluating potential partnerships or other transactions (for example, Kenmore and Diehard products are being sold on Amazon.com);

•	Our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities;

•	Competitive conditions in the retail industry;

•
Worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

•
The fact that our past performance generally, as reflected on our historical financial statements, may not be indicative of our future performance as a result of, among other things, our reliance on Transform for most products and services that are important to the successful operation of our business, and our potential need to rely on Transform for some products and services beyond the expiration of our agreements with Transform;

•
Transform is seeking to negotiate supply agreements with its appliance, lawn and garden, tools, and other vendors, which vendors may be willing to supply merchandise to Transform on terms (including vendor-payment terms for Transform’s merchandise purchases) that are either unacceptable to Transform or acceptable to Transform but would uneconomic for us;

•
The willingness of Transform’s appliance, lawn and garden, tools, and other vendors to continue to pay to Transform’s merchandise-related subsidies and allowances and cash discounts (Transform is obligated to pay to a portion of these subsidies and allowances to us, and the amounts required to be paid to us declined significantly during 2018);

•	Our ability to resolve, on commercially reasonable terms, future disputes with Transform, if any, regarding the material terms and conditions of our agreements with Transform;

•
Our ability to establish information, merchandising, logistics, and other systems separate from Transform that would be necessary to ensure continuity of merchandise supplies and services for our businesses if, in connection with Transform’s acquisition of the Sears Assets, vendors were to reduce, or cease, their merchandise sales to Transform or provide logistics and other services to Transform or if Transform were to reduce, or cease, its merchandise sales to us or reduce providing, or cease to provide, logistics and other services to us;

•	If Transform’s sales of major appliances and lawn and garden merchandise to its retail customers decline Transform’s sales to us of outlet-value merchandise could decline;

•
Our ability to maintain an effective and productive business relationship with Transform, especially if future disputes were to arise with respect to the terms and conditions of the Operative Agreements;

•
Most of our agreements related to the 2012 Separation and our continuing relationship with Sears Holdings (Transform after mid-February 2019) were negotiated while we were a subsidiary of Sears Holdings (except for amendments agreed to after the 2012 Separation), and we may have received different terms from unaffiliated third parties (including with respect to merchandise-vendor and service-provider indemnification and defense for negligence claims and claims arising out of failure to comply with contractual obligations);

•
Our reliance on Transform to provide access to computer systems acquired as part of the Sears Assets to process transactions with our customers (including the point-of-sale system for the stores we operate and the stores that our independent dealers and independent franchisees operate, which point-of-sale system captures, among other things, credit-card information supplied by our customers) and others, quantify our results of operations, and manage our business (“SHO's TH-Supplied Systems”);

•
SHO's TH-Supplied Systems could be subject to disruptions and data/security breaches (Sears Holdings announced during 2017 that its Kmart store payment-data systems had been infected with a malicious code and that the code had been removed and the event contained and during April 2018 Sears Holdings announced that one of its vendors that provides online support services to Sears and Kmart had notified Sears Holdings that the vendor had experienced a security incident during 2017 that involved unauthorized access to credit card information with respect to less than 100,000 Sears Holdings's customers), and Transform could be unwilling or unable to indemnify and defend us against third-party claims and other losses resulting from such disruptions and data/security breaches, which could have one or more material adverse effects on SHO;

•	Our ability to complete our IT transformation by the end of the third quarter of our 2019 fiscal year in accordance with our plans, expectations, current timetable, and anticipated cost;

•	Limitations and restrictions in the Senior ABL Facility and the Term Loan Agreement and their related agreements governing our indebtedness and our ability to service our indebtedness;

•	Competitors could continue to reduce their promotional pricing on new-in-box appliances, which could continue to adversely impact our sales of out-of-box appliances and associated margin;

•	Our ability to generate profitable sales of merchandise and services on our transactional ecommerce websites in the amounts we have planned to generate;

•	Our ability to refinance the Senior ABL Facility and the Term Loan and obtain additional financing on acceptable terms;

•	Our dependence on the ability and willingness of our independent dealers and independent franchisees to operate their stores profitably and in a manner consistent with our concepts and standards;

•
Our ability to (1) significantly reduce or eliminate the Hometown segment's growing operating losses (due in part to increasing supply-chain costs and Craftsman and Kenmore merchandise availability issues that are disproportionately affecting the Hometown segment) and (2) close, or seek the closure of, unproductive Hometown segment stores and to reduce the inventory, marketing, promotion, supply chain, and other expenses associated with these stores;

•	Our dependence on sources outside the U.S. for significant amounts of our merchandise inventories;

•	Fixed-asset impairment for long-lived assets;

•	Our ability to attract, motivate, and retain key executives and other employees, especially as a consequence of the announcements of the Merger and the Liberty Sale;

•	Our ability to maintain effective internal controls as a publicly held company;

•	Low trading volume of our common stock due to limited liquidity or a lack of analyst coverage; and

•	The impact on our common stock and our overall performance as a result of our principal stockholder's ability to exert control over us.

The foregoing factors should not be understood as exhaustive and should be read in conjunction with the "Cautionary Statement Regarding Forward-Looking Statements" in the Information Statement, other cautionary statements, such “Risk Factors” that is included in the 2018 10-K, and the risks described in our other filings with the Securities and Exchange Commission and our other public announcements. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. The forward-looking statements included in this news release are made only as of the time of their release. We undertake no obligation to publicly update or review any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances, or otherwise, except as required by law.

About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling appliances, hardware, tools and lawn and garden equipment. Our stores are designed to provide our customers with in-store and online access to a wide selection of national brands of appliances, tools, lawn and garden equipment, sporting goods and household goods, depending on the particular format. As of August 4, 2019, we or our independent dealers and independent franchisees operated a total of 438 stores across 49 states as well as in Puerto Rico and Bermuda. Our principal executive offices are located at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192 and our telephone number is (847) 286-7000.
* * * * *

SEARS HOMETOWN AND OUTLET STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
Thousands, except per share amounts	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
NET SALES	$168,594	$302,938	$337,089	$556,340
COSTS AND EXPENSES
Cost of sales and occupancy	136,878	246,522	277,729	445,140
Selling and administrative	46,633	71,556	92,496	140,256
Depreciation and amortization	1,108	2,049	2,510	3,545
Total costs and expenses	184,619	320,127	372,735	588,941
Operating loss	(16,025)	(17,189)	(35,646)	(32,601)
Interest expense	(3,154)	(3,604)	(7,124)	(7,056)
Other income	6	106	15	150
Loss from continuing operations before income taxes	(19,173)	(20,687)	(42,755)	(39,507)
Income tax benefit	1,124	2,442	3,878	5,079
NET LOSS FROM CONTINUING OPERATIONS	$(18,049)	$(18,245)	$(38,877)	$(34,428)
Income from discontinued operations, net of tax	7,043	8,919	15,817	15,733
NET LOSS	$(11,006)	$(9,326)	$(23,060)	$(18,695)
NET (LOSS) INCOME PER COMMON SHARE ATTRIBUTABLE TO STOCKHOLDERS
Basic:
Continuing operations	$(0.80)	$(0.80)	$(1.71)	$(1.52)
Discontinued operations	$0.32	$0.39	$0.69	$0.70
Basic net loss per common share	$(0.48)	$(0.41)	$(1.02)	$(0.82)

Diluted:
Continuing operations	$(0.80)	$(0.80)	$(1.71)	$(1.52)
Discontinued operations	$0.32	$0.39	$0.69	$0.70
Diluted net loss per common share	$(0.48)	$(0.41)	$(1.02)	$(0.82)

Basic weighted average common shares outstanding	22,702	22,702	22,702	22,702
Diluted weighted average common shares outstanding	22,702	22,702	22,702	22,702

SEARS HOMETOWN AND OUTLET STORES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

Thousands	August 3, 2019	August 4, 2018	February 2, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,855	$11,128	$12,801
Accounts and franchisee receivables, net	9,062	9,565	10,275
Merchandise inventories	139,671	217,614	179,047
Prepaid expenses and other current assets	2,228	2,292	3,127
Assets of businesses held for sale	224,916	126,458	123,411
Total current assets	386,732	367,057	328,661
PROPERTY AND EQUIPMENT, net	11,821	15,350	13,291
OPERATING LEASE RIGHT-OF-USE ASSETS	3,207	—	—
OTHER ASSETS, net	1,285	3,353	1,819
TOTAL ASSETS	$403,045	$385,760	$343,771
LIABILITIES
CURRENT LIABILITIES
Short-term borrowings	$72,995	$96,300	$93,000
Current portion of term loan, net	39,362	—	39,057
Payable to related party	11,342	17,396	11,433
Accounts payable	4,880	5,013	3,727
Current operating lease liabilities	2,284	—	—
Other current liabilities	28,586	40,196	38,298
Liabilities of businesses held for sale	143,487	32,960	37,655
Total current liabilities	302,936	191,865	223,170
LONG-TERM OPERATING LEASE LIABILITIES	3,831	—	—
LONG-TERM PORTION OF TERM LOAN, NET	—	38,565	—
OTHER LONG-TERM LIABILITIES	1,823	605	645
TOTAL LIABILITIES	308,590	231,035	223,815
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	94,455	154,725	119,956
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$403,045	$385,760	$343,771